Exhibit 99.1

Media Contact:
Dana Stelsel Director, Corporate Communications (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations:

Ryan Reed

Director, Corporate Development & Investor Relations

(765) 490-5664

ryan.reed@wabashnational.com

Wabash National Announces Pricing of Notes Offering

LAFAYETTE, Ind. — September 22, 2021 – Wabash National Corporation (NYSE: WNC) today announced the pricing of its previously announced private offering of $400 million aggregate principal amount of senior unsecured notes due 2028 (the “Notes”).

The Notes will bear interest at a rate of 4.50% and are being issued at par. Wabash National intends to use the net proceeds of the Notes offering, together with available cash and cash equivalents, to fund the redemption in full of its outstanding 5.50% Senior Notes due 2025, to repay a portion of the outstanding borrowings under its Term Loan Credit Agreement and to pay all related fees and expenses. The closing of the Notes offering is expected to occur on October 6, 2021, subject to customary closing conditions.

The Notes will be guaranteed on a senior unsecured basis by certain of Wabash National’s domestic subsidiaries. The Notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes and related guarantees may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes and related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

Safe Harbor

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Wabash National’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Notes offering. These and Wabash National’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into our business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in our manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by Wabash National in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

About Wabash National Corporation

As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE:WNC) is Changing How the World Reaches You™. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, liquid tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical processing equipment. Its innovative products are sold under the following brand names: Wabash National®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.